SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                        _________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): July 1, 1997


                        PEOPLES TELEPHONE COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEW YORK                     0-16479             13-2626435
  -------------------------        ----------------        -------------
  (State or other juris-          (Commission File         (IRS Employer
  diction of incorporation)             Number)               I.D. No.)


               2300 N.W. 89th Place, Miami, Florida           33172
              ---------------------------------------       ---------
              (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (305) 593-9667

Item 5.           Other Events

     On July 1, 1997 the United States Court of Appeals for the District of Columbia rendered its decision (the "Court Order") in Illinois Public Telecommunications Association, v. Federal Communications Commission (the "FCC"), et al., on petitions for review of the FCC Payphone Orders, issued pursuant to Section 276 of the Telecommunications Act of 1996 (the "Act"). The Court Order represents a disposition of 20 consolidated petitions seeking review of various aspects of the FCC's plan to revamp the regulatory regime for the payphone industry, in accordance with the provisions of the Act.

     The Court Order grants in part and denies in part the petitions for review, and makes the following relevant findings:

     1. The deregulation and institution of "market based" pricing for local coin calls, as ordered by the FCC to be effective on October 7, 1997, was upheld by the Court as within the authorized jurisdiction of the Commission.

     2. The Court reversed and remanded for further proceedings the FCC's decisions regarding:

          A. The interim ($45.85/phone/month) and prospective ($0.35/call) payment systems established to provide "fair compensation" to Payphone Service Providers ("PSPs") for access code and subscriber 800 calls
     (so called "dial-around compensation").

          B. The failure to provide any interim compensation to PSPs for so-called "0+" calls and calls from inmate payphones.

          C. Prescription of "fair market value" for payphone assets transferred from the Bell Operating Companies to their respective separate affiliates.

     Although the Company is still reviewing the Court Order, the Company believes that the Court Order is on balance favorable because it affirms the majority of key features contained in the FCC's Payphone Orders, and in particular the local coin call rate deregulation. However, because the FCC will be required to consider further its order with respect to dial-around compensation, the Company cannot predict with any certainty the effect of such further consideration on the Company's previously disclosed estimate of the impact of such compensation upon the Company's annual financial results. While the Company, based upon its best current information and belief, does not currently anticipate that ultimately a material adverse effect on the Company will ensue as a result of the Court Order or the reasonably anticipated disposition of the issues remanded to the FCC for further consideration, the Company cannot definitively predict the final outcome of these proceedings at this time and therefore cannot determine with any certainty whether and to what degree the final impact upon the Company will be positive or negative in the aggregate.

     The  foregoing   contains  forward  looking  statements  which,  given  the uncertainties of the regulatory process and the potential for court challenges to any further FCC rulemaking, may not ultimately be realized.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      PEOPLES TELEPHONE COMPANY, INC.



Date: July 10, 1997                   /s/ Bonnie S. Biumi
                                     ------------------------------------
                                     Bonnie S. Biumi
                                     Chief Financial Officer